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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

              In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of Amendment No. 4 to Statement on Schedule 13D (including any and all further amendments thereto) with respect to the Common Stock, par value $.01 per share, of Party City Corporation, and further agree that this Agreement shall be included as an Exhibit to such joint filing.

              The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

              This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


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              In evidence thereof the undersigned, being duly authorized, hereby execute this agreement this 12th day of March, 2001.

                         SPECIAL VALUE BOND FUND, LLC
                         By: SVIM/MSM, LLC, its Managing Member
                             By: Tennenbaum & Co., LLC, its Managing Member
                                 By: /s/ Michael E. Tennenbaum
                                     -------------------------------------------
                                     Michael E. Tennenbaum, its Managing Member


                         SPECIAL VALUE BOND FUND II, LLC
                         By: SVIM/MSMII, LLC, its Managing Member
                             By: Tennenbaum & Co., LLC, its Managing Member
                                 By: /s/ Michael E. Tennenbaum
                                     -------------------------------------------
                                     Michael E. Tennenbaum, its Managing Member


                         SVIM/MSM, LLC
                         By: Tennenbaum & Co., LLC, its Managing Member
                             By: /s/ Michael E. Tennenbaum
                                 -----------------------------------------------
                                 Michael E. Tennenbaum, its Managing Member


                         SVIM/MSM II, LLC
                         By: Tennenbaum & Co., LLC, its Managing Member
                             By: /s/ Michael E. Tennenbaum
                                 -----------------------------------------------
                                 Michael E. Tennenbaum, its Managing Member


                         SPECIAL VALUE INVESTMENT MANAGEMENT, LLC
                         By: Tennenbaum & Co., LLC, its Managing Member
                             By: /s/ Michael E. Tennenbaum
                                 -----------------------------------------------
                                 Michael E. Tennenbaum, its Managing Member


                         TENNENBAUM & CO., LLC
                         By: /s/ Michael E. Tennenbaum
                             ---------------------------------------------------
                             Michael E. Tennenbaum, its Managing Member


                         /s/ Michael E. Tennenbaum
                         -------------------------------------------------------
                         MICHAEL E. TENNENBAUM